MASTER AGREEMENT

Between

ZHAOQING HUA SU TRADE CO., LTD (“HUA SU”)

and

TONGHE ENVIRONMENTAL HOLDINGS LTD (“TONGHE”)

Master Agreement

This Master Agreement is entered into effective January 5, 2009 (the “Effective Date”) by and between ZHAOQING HUA SU TRADE CO., LTD (“PURCHASER”), with its principal place of business at Zone 34, New City, Dinghu District, Zhao Qing City, Guangdong, China, AND TONGHE ENVIRONMENTAL HOLDINGS LTD, a limited liability company (“VENDOR’), with a principal place of business at 6B Success Comm BLDG. 251 Hennessy Road HK.

TERMS & CONDITIONS.

GENERAL

1.	VENDOR agrees to provide scrapped plastics to PURCHASER

2.
The VENDOR expressly warrants that all goods delivered pursuant to the individual contract will conform to any sample and any specifications, or other description furnished or adopted by Purchaser and will be fit and sufficient for their intended purpose, of merchantable quality and free form defect.

3.
In the event that delivery of goods is not made at the time or times specified or the goods delivered or unsatisfactory, Purchaser reserves the right, without prejudice to its other rights, to cancel all or any part of this purchase order or return any delivered goods, the whole without any cancellation charge or penalty.

4.	PURCHASER can at any time, by written order, make changes in any one or more of the following:

a) specifications or samples;
b) method or shipment or packing;
c) time or times of delivery

5.
This order CANNOT be cancelled by VENDOR without the consent of PURCHASER, but PURCHASER, reserves the right to cancel, suspend, and/or re-schedule in its discretion, by written notice sent to VENDOR.  In the event of cancellation and except where such cancellation is due to PURCHASER fault, VENDOR shall be entitled to reimbursement of costs properly incurred to the date of cancellation, plus a reasonable profit of work done.  Such charges shall not exceed the order value.

6.
The VENDOR shall not dispose to third parties nor use for any purpose other than the performance of its obligations under this contract, any technical data, any other information furnished to it by PURCHASER.

PRICE TERM.

CIF destination unless otherwise specified

PAYMENT TERM.

30% Deposit upon signing the individual contract;

70% Balance upon shipping documents.

SHIPPING TERMS.

1.           Vendor is responsible for freight

2.           Packing must meet ocean shipment requirement

3.           Vendor must arrange shipment within 30 days after the individual contract is signed.

4.           Invoicing amount shall be based on the final loading weight.

Authority to Execute.

The Parties have executed this Master Agreement in their capacities as stated below with authority to bind their organizations on the dates set forth by their signatures.

[COMPANY]	TONGHE ENVIRONMENTAL HOLDINGS LTD

/s/ [SEAL]	/s/ Huang Yuan Fang

LUO JIAN HUA	HUANG YUAN FANG
GENERAL MANAGER	GENERAL MANAGER

Date: 2009-1-5	Date: 2009-1-5